LOAN AGREEMENT
                                 --------------

         AGREEMENT ("Loan Agreement") by and among Augment Systems, Inc., with an address at 2 Robbins Road, Westford, Massachusetts 01886-4113 (hereinafter referred to as "Borrower"), and the persons set forth on Exhibit A hereto (hereinafter referred to as the "Lenders");

         WHEREAS, Borrower has requested that the Lenders provide a bridge loan (the "Loan") to Borrower in the sum of $1,500,000 for a 12-month period pursuant to an offering as described in that certain Subscription Agreement by and between each Lender and the Borrower, dated even date herewith; and

         WHEREAS, Lenders are willing to lend Borrower said sum under the terms and conditions of this Loan Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1.   TERMS.

               (a) Upon the execution of this Loan Agreement and the related exhibits, Lenders shall lend Borrower by wire transfer or check the sum of $1,500,000 to be repaid with interest at the rate of 8% per annum by Borrower at the earlier of September __, 1999 or (i) any sale, pledge, assignment, transfer or disposition of any assets of Borrower outside of the ordinary course of business, (ii) any merger or consolidation of Borrower with any other entity, other than if Borrower is the surviving entity of such merger or a "change of control" of Borrower (which shall mean the acquisition by any person, entity or group of control of Borrower), or (iii) proceeds of at least $4,000,000 are received by Borrower from the sale or issuance of any debt or equity securities by Borrower. Borrower shall execute and deliver to each Lender a Promissory Note ("Promissory Note"), substantially in the form of Exhibit B hereto.

               (b) Borrower will issue warrants to each Lender substantially in the form of Exhibit C hereto (the "Warrants"). Each Warrant shall be exercisable for the number of shares of common stock, $.01 par value per share, of Borrower equal to 50% of the original principal amount such Lender loans to Borrower pursuant to this Loan Agreement (an aggregate of 750,000 shares for $1,500,000
Loan), as such number may be adjusted pursuant to the terms of the Warrants. The Warrants shall be exercisable at the price of $0.40 per share and shall expire five (5) years from the date of issuance. The Warrants shall be subject to "weighted average" anti-dilution protection.

         2. COLLATERAL. As collateral for the Loan, Borrower shall grant to the Lenders concurrently herewith a first lien upon and a security interest in all assets of Borrower, pursuant to a Security Agreement in the form of Exhibit D hereto (the "Security Agreement"), and shall keep and maintain such collateral free and clear of all liens and encumbrances, except as set forth on Schedule 2 hereto.

         3. REPRESENTATIONS. To induce Lenders to make the Loan, Borrower hereby makes the following representations in connection with this Loan Agreement:

               (a) Corporate Existence and Qualification. Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted and as proposed to be conducted. Borrower is qualified or licensed to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licensing necessary, except where the failure to be so qualified will not, when taken together with all other such failures, have material adverse effect on the business of Borrower.

             (b) Authority; Approvals; Non-Contravention.

                 (i) Borrower has full corporate power and authority and has taken all corporate action necessary to enter into this Loan Agreement, the Promissory Note, Warrant, and Security Agreement (collectively, the "Loan Documents") to which it is a party and to consummate the transactions contemplated hereby and thereby. The Loan Documents will be, duly and validly executed and delivered by the Borrower and each Loan Document constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its respective terms, except insofar as enforceability may be limited by general equitable principles and to bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                 (ii) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority is required to be obtained or made by or with respect to Borrower in connection with the execution and delivery of the Loan Documents by Borrower or the performance by Borrower of the transactions contemplated thereby, except for those obtained.

                 (iii) The execution and delivery of this Loan Agreement and any of the other Loan Documents by Borrower does not, and the consummation by Borrower of the transactions contemplated hereby and thereby, will not, and the performance of Borrower of the transactions contemplated hereby and thereby will not violate, conflict with or result in a breach of any provision of, or constitute default (a result in any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any terms, conditions or provisions of (i) the Certificate of Incorporation, as amended to date, or by-laws of Borrower, (ii) any judgment, decree order or award of any governmental authority applicable to Borrower, or any law, rule or regulation applicable to Borrower or any note, bond, mortgage, indenture, deed, trust, permit, lease, agreement or other instrument to which Borrower is now a party or by which Borrower or any of their respective properties or assets may be bound or subject.

                 (iv) Title to Properties; Encumbrances. Borrower has good, valid and marketable title to all of its respective properties and assets (personal, tangible and intangible); in each case free and clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character, except as set forth on Schedule 3(b) hereto, which excepted liens will be released and terminated upon the closing of the minimum Loans unless otherwise indicated on Schedule 3(b).

         4. LEGAL OPINION. In connection with the Loan, Borrower's counsel shall issue an opinion letter in form reasonably satisfactory to Adolf Komorsky Hoffman & Associates, Ltd. concerning the authorization of Borrower to enter into the Loan Documents, and the enforceability of the Loan Documents, and such other matters as may reasonably be requested.

         5. EXPENSES. The parties shall be responsible for their own expenses in connection with the preparation and execution of this Loan Agreement.

         6. PRO-RATA PAYMENTS. All payments on the Promissory Notes shall be applied pro rata among the Lenders based upon the principal amount of the Promissory Notes held by such Lender compared to the aggregate principal amount of all of the Promissory Notes issued pursuant to this Loan Agreement. If any payment shall be received by any Lender in excess of such Lender's pro rata share, such payment shall be held in trust for the benefit of the other Lenders and shall promptly be paid over and delivered to the other Lenders for application to the payment of the other Promissory Notes.

         7. WAIVER, AUTHORIZATION OR AMENDMENT OF TERMS. Lenders holding a majority interest of the principal amount of the Promissory Notes may waive, alter or amend the terms of the Promissory Notes; however, neither the interest rate nor the maturity of any Promissory Notes may be changed without the affirmative consent of the holder of such Promissory Note.

         8. EVENTS OF DEFAULT. The following shall be deemed to be "Events of Default" under the Loan Documents:

            (a) Borrower's material breach of any of the terms, covenants and conditions of this Loan Agreement or any material misrepresentation or breach of warranty under this Loan Agreement;

            (b)  Borrower's   material  breach  of  any  terms,   covenants  and
conditions, or material misrepresentations in the Promissory Notes or Security Agreement;

            (c) Borrower fails to pay principal or interest on any Promissory Note within five (5) days after the date when due;

            (d) Borrower ceases doing business;

            (e) termination of the employment of Borrower's Chief Executive Officer;

            (f) Borrower shall default under any material contract, or any litigation or proceeding, except as set forth on Schedule 8(f) hereto, shall be instituted against Borrower, which default, litigation or proceeding could reasonably be expected to have a material adverse effect on Borrower.

               (g) Borrower (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) fails to pay its debts as they become due; (iv) admits in writing its inability to pay its debts as they become due; (v)is adjudicated a bankrupt or an insolvent; (vi)files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceeding; (vii) takes any action looking to its dissolution or liquidation; (viii) an order for relief is entered under the bankruptcy code against Borrower seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within ninety (90) days; or (ix) if within thirty (30) days after the appointment without Borrower's consent or acquiescence of any trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall be not vacated.

         9. NOTICE OF PRESENTMENT. Borrower (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any Lender to first institute suit in order to enforce payment of any Promissory Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon any Event of Default, Lenders shall have the right but not the obligation to set off against the Promissory Notes all money owed by Lenders to Borrower.

         10. NO MITIGATION. Lenders shall not be required to resort to any collateral for payment, but may proceed against Borrower in such order and manner as Lenders may choose.

         11. NOTICES. Any notices that are required or permitted under this Loan Agreement may be sent to Borrower at the address set forth in the preamble to this Loan Agreement and to the Lenders at the addresses set forth on Exhibit A, with a copy to Adolph Komorsky Hoffman & Associates, Ltd., 245 Saw Mill River Road, Hawthorne, New York 10532, by either Certified Mail, Return Receipt Requested, or by overnight courier. In the event that it is sent by Certified Mail, Return Receipt Requested, the notice shall be deemed to have been given three (3) days after same has been sent and in the event that the notice has been sent by overnight courier, the notice shall be deemed to be given one (1) day after it has been sent. Each party hereto is deemed to have an obligation to advise the other of its current address.

         12. GOVERNING LAW. This Loan Agreement and the Promissory Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions and shall be binding upon the successors and assigns of Borrower and inure to the benefit of Lenders and its successors, endorsees and assigns. Borrower hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Courts in the State of New York for all purposes in connection with any action or proceeding arising out of or relating to this Loan, and further consents that any process or notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by Registered or Certified Mail, Return Receipt Requested, and service of notice so served shall be deemed complete three (3) days after same shall have been posted, or (ii) such other manner as permissible under the rules of said Courts. Within twenty (20) days after such mailing, Borrower shall appear to answer such process or notice of motion or other application to said Courts, failing which Borrower shall be deemed in default and judgment may be entered by Lenders against Borrower for the amount of the claim and other relief requested therein.

         13. NO WAIVER. Failure by Lenders to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and Lenders shall retain the right thereafter to insist upon strict performance by the Borrower of any and all terms and provisions of this Loan or any document securing the repayment of this Loan.

         14. REMEDIES. In the event of a breach of this Loan Agreement, the Promissory Notes or the Security Agreement, the Lenders shall be entitled to immediately demand full payment of the Loan and shall be entitled to interest at the default rate provided under the Promissory Notes and shall be entitled to foreclose on the Security Agreement. All such rights are cumulative and not exclusive of any other rights, powers and remedies that Lenders might otherwise have. Lenders may exercise these rights simultaneously, alternatively or successively, and said rights shall be in addition to all other rights that are available to Lenders in law or in equity. Borrower shall also be responsible for all of Lenders' costs and expenses, including, but not limited to, reasonable legal fees in connection with the enforcement of this Loan Agreement, the Promissory Notes, and the Security Agreement.

         15. MISCELLANEOUS.

            (a) In the event that any portion of this Loan Agreement can be construed in two ways, one of which would render the Loan Agreement or any portion thereof illegal and unenforceable and the other one of which would render the Loan Agreement or any portion thereof valid and enforceable, such provisions shall have the meaning that render them valid and enforceable. It is the desire and intent of the parties that this Loan Agreement be enforceable. It is the desire and intent of the parties that this Loan Agreement be enforced to the fullest extent permitted by law. In the event any portion of this Loan Agreement is deemed invalid or unenforceable under New York law but valid under the laws of the state in which Borrower's business is conducted, the provisions shall be governed by the law of such state. In the event that any court determines any portion of this Loan Agreement is unenforceable, the parties agree that such portion of this Loan Agreement shall be amended only in such a manner so that the provision shall be enforceable by the parties with the intent that it be enforceable to the fullest extent possible under the laws and public policy in the state in which the enforcement is sought. Furthermore, the provisions of this Loan Agreement are several, and any completely invalid or unenforceable portion of any provisions of this Loan Agreement shall be deleted and partially valid, and enforceable provisions of this Loan Agreement shall be enforced to the fullest extent possible.

            (b) The failure of any party to insist in any one or more instances upon a strict performance or observation of any of the terms, provisions or covenants of the Loan Documents or to exercise any rights therein contained, shall not be construed or deemed to be a waiver or relinquishment for the future of any such term, provision, covenant or right, but the same shall continue and remain in full force and effect.

            (c) At the option of each Lender, the principal and interest due and payable under any Promissory Note held by such Lender may be converted into the form of equity securities issued by Borrower in the first equity financing subsequent to the date hereof of at least $4,000,000 that is completed within twelve (12) months of the date of this Loan Agreement, upon the terms and conditions of any such financing, at the time of closing for that equity financing. Borrower shall give each Lender at least twenty (20) days prior written notice of the closing of such financing.

            (d) This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and to their heirs, devises, legatees, personal representatives, successors and assigns.

            (e) This Loan Agreement, the other Loan Documents, and the Subscription Agreement contain the entire understanding among the parties hereto in connection with the subject matter hereof and thereof, there being no terms, promises, covenants, agreements, conditions, warranties or representations other than those herein and therein contained, and no amendments thereto shall be valid unless made in writing and signed by all parties hereto.

            (f) Each party hereto agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Loan Agreement.

            (g) This Loan Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of this _____ day of September, 1998.


                                     LENDER:


                                     ___________________________________________
                                     Print Name


                                     ___________________________________________
                                     Signature



                                     AUGMENT SYSTEMS, INC.



                                     By:________________________________________

                                   Schedule 2
                                   ----------
                               Liens on Collateral
                               -------------------


1.       MTDC and Ira Abbott

2. $150,000 deposited into escrow by Borrower as of June 1998, in connection with the negotiation of a settlement of a litigation filed against Borrower by its former Chief Executive Officer and President seeking, among other things, severance and other payments claimed to be owed to him. The escrow is intended to secure any amounts that Borrower may be obligated to pay its former Chief Executive Officer and President as a result of the final resolution of the litigation, whether through settlement or trial.

3.       See equipment liens identified on Schedule 3(b).

                                  SCHEDULE 3(B)

                         EXISTING INDEBTEDNESS AND LIENS



INDEBTEDNESS

1.     $750,000 loan from Fleet National Bank; and

2.     $20,743 first priority interest of indebtedness from MTDC and Ira Abbott.


LIENS

1.     Liens of Fleet National Bank (to be released at the Closing of the Loan);

2.     Lien of MTDC and Ira Abbott;

3. $150,000 deposited into escrow by Borrower as of June 1998, in connection with the negotiation of a settlement of a litigation filed against Borrower by its former Chief Executive Officer and President seeking, among other things, severance and other payments claimed to be owed to him. The escrow is intended to secure any amounts that Borrower may be obligated to pay its former Chief Executive Officer and President as a result of the final resolution of the litigation, whether through settlement or trial.

4. The following equipment liens:

          a.      DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Peoples Heritage Leasing Corp.
                  DATE FILED:       May 3, 1996
                  FILE NO.:         386975
                  COLLATERAL:       Computer Equipment

          b       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Continental Resources, Inc.
                  DATE FILED:       July 15, 1996
                  FILE NO.:         403549
                  COLLATERAL:       Computer Equipment

         c.       DEBTOR:  Augment Systems
                  SECURED PARTY:    Continental Resources
                  DATE FILED:       July 30, 1996
                  FILE NO.:         407158
                  COLLATERAL:       Computer Memory

         d.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Fleet National Bank
                  DATE FILED:       October 14, 1997
                  FILE NO.:         503351
                  COLLATERAL:       Computer Equipment

         e.       DEBTOR:  Augment Systems
                  SECURED PARTY:    Continental Resources
                  DATE FILED:       September 5, 1996
                  FILE NO.:         414531
                  COLLATERAL:       Computer Equipment

         f.       DEBTOR:  Augment Systems
                  SECURED PARTY:    Continental Resources
                  DATE FILED:       March 18, 1997
                  FILE NO.:         455158
                  COLLATERAL:       Computer Equipment

         g.       DEBTOR:  Augment Systems
                  SECURED PARTY:    Continental Resources
                  DATE FILED:       October 27, 1997
                  FILE NO.:         506465
                  COLLATERAL:       Computer Equipment

         h.       DEBTOR:  Augment Systems Incorporated
                  SECURED PARTY:    Orix Credit Alliance, Inc.
                  DATE FILED:       June 28, 1996
                  FILE NO.:         400172
                  COLLATERAL:       Computer Equipment

         i.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Leasing Technologies International, Inc.
                  DATE FILED:       October 14, 1997
                  FILE NO.:         503344
                  COLLATERAL:       Computer Equipment

         j.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Leasing Technologies International, Inc.
                  DATE FILED:       April 8, 1998
                  FILE NO.:         541333
                  COLLATERAL:       Computer Equipment

         k.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Peoples Heritage Leasing Corp.
                  DATE FILED:       May 2, 1995
                  FILE NO.:         96-111
                  COLLATERAL:       Computer Equipment

         l.       DEBTOR:  Augment Systems Incorporated
                  SECURED PARTY:    Orix Credit Alliance, Inc.
                  DATE FILED:       July 1, 1996
                  FILE NO.:         96-176
                  COLLATERAL:       Computer Equipment

         m.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Leasing Technologies International, Inc.
                  DATE FILED:       October 15, 1997
                  FILE NO.:         97-372
                  COLLATERAL:       Computer Equipment

         n.       DEBTOR:  Augment Systems, Inc.
                  SECURED PARTY:    Leasing Technologies International, Inc.
                  DATE FILED:       April 9, 1998
                  FILE NO.:         98-109
                  COLLATERAL:       Computer Equipment

                                  Schedule 8(f)
                                  -------------
                                   Litigations
                                   -----------

1. $150,000 deposited into escrow by Borrower as of June 1998, in connection with the negotiation of a settlement of a litigation filed against Borrower by its former Chief Executive Officer and President seeking, among other things, severance and other payments claimed to be owed to him. The plaintiff's complaint seeks damages of approximately $250,000 in severance, unpaid vacation of approximately $7,200, continuation of health and life insurance benefits, treble damages for any loss of wages or other benefits, and such other relief as may be appropriate and just. The escrow is intended to secure any amounts that Borrower may be obligated to pay its former Chief Executive Officer and President as a result of the final resolution of the litigation, whether through settlement or trial.

2. The Company has received a letter from a printing vendor claiming that the Company owes the vendor approximately $50,000 for printing services rendered. The Company's position is that it has provided consideration to the vendor for the printing services in the form of equipment and software, in accordance with an understanding between the parties established in November 1996. The Company is currently negotiating a settlement of the matter. No formal claim has been filed in any court with respect to this matter.

                                                                      Exhibit A

                                     LENDERS

                LENDER                                                ADDRESS
                ------                                                -------
         Watumull Group, Ltd.                       12221 Monarch Street, Garden Grove, CA 92841

       Sunrise Foundation Trust                            135 E. 57th St., NY, NY 10022

         Joseph T. Nathan, IRA                   C/o NCM Capital Inc., 712 Fifth Ave., NY, NY 10019

              George Rohr                         1530 Palisade Ave., Apt. 4-6, Ft. Lee, NJ 07024

     Den Lor Development Co., Ltd.                 130 Woodside Ave., Briarcliff Manor, NY 10510

         Anthony DePinto, Jr.                                  169 Park, NY, NY 10314

              Louise Pepe                                2 Floral Rd., Bronxville, NY 10708

    Frederick and Patricia Williams                   12 Simsbury Drive, Cheektowaga, NY 14225

            Michael Fisher                          147 Norman Road, New Rochelle, NY 10804-3111

             Louis Mendel                         1924 D Dauphin Island Parkway, Mobile, AL 36605

              David Kahn                          345 W. Fullerton Pkwy., #2707, Chicago, IL 60611

            Jack Casagrande                        3720 NE 31st Ave., Lighthouse Point, FL 33064

         Wear #1 Button Corp.                            36 Bedford Ave., Merrick, NY 11566

              Janet Todd                                25 East End Ave., NY, NY 10028-7052

              Louis Gage                        500 Highpoint Drive, #212, Hartsdale, NY 10530-1120

             Heidi Herzog                            515 E. 79th Street, #7E, NY, NY 10021-0782

  Valerie Granbacher and Edwin Pupke                159-03 83rd St., Howard Beach, NY 11404-2934

          Frederick Panciroli                          24 Wenmore Rd., Commack, NY 11725-1638

            Stanley Berman                            18 Laurel Lane, Chappaqua, NY 10514-3803

            Carl Casagrande                                P.O. Box 1702, Dania, FL 33004

            Richard Hammer                      15 Spruce Knotts Road, Putnam Valley, NY 10579-2038

           Shirley Heiligman                           116 E. 66th Street, NY, NY 10021-6504

             Sol Heiligman                             116 E. 66th Street, NY, NY 10021-6504

          Beverly Annunziata                        24 Chesley Road, White Plains, NY 10605-4512


            Arthur Benjamin                      3875 Prairie Dunes Drive, Sarasota, FL 34238-2817

             Leslie Cutler                                 344 W.72nd Street, NY,NY 10023

       Lionel R. and Maria Bento                     3 Mansfield Lane, Hartsdale, NY 10530-1312

       Anthony and Adele Godino                          25 Middle Ave., Summitt, NJ 07901

       Charles and Martha Varney                         18 Grove Street, Saugus, MA 01906

            Wallace Collins                           26-39 98th Street, E. Elmhurst, NY 11369

            John Germinano                         129 W. 81st Street, Apt. 9, NY, NY 10026-7207

            Joseph Abraham                        16 Forestview Ct., Valley Cottage, NY 10989-1434

         Roy and Maria Powell                            105 Rt. 210, Stony Point, NY 10980

             Kenneth Kelly                             3 Ardsley Terrace, Irvington, NY 10533

           Florence Ferrara                          4619 Bird View Court, Las Vegas, NV 89129

             George Rusch                               870 Dow Road, Birdgewater, NJ 08807

  Redman Family Counselors, Inc. PFT                    20688 4th Street, Saratoga, CA 90076


      Steven and Maxine Juvelier                          304 E. 20th Street, NY, NY 10003

             Paul Kandell                                 417 E. 57th Street, NY, NY 10022

          Giant Trading Inc.                 c/o Suite 1, Provident House, Haviland St., St. Peter Port
                                                              Guerney, Channel Islands

 Cass & Co. - Magnum Opportunity Fund      Windmere House, 404 East Bay Street, P.O. Box 55 6238, Nassau,
                                                                      Bahamas

 Cass & Co. - Magnum Turbo Growth Fund     Windmere House, 404 East Bay Street, P.O. Box 55 6238, Nassau,
                                                                      Bahamas

    Cass & Co. - Magnum Tech. Fund         Windmere House, 404 East Bay Street, P.O. Box 55 6238, Nassau,
                                                                      Bahamas

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